Exhibit 21.1
Subsidiaries of the Registrant

Subsidiaries	State/Country
• Computer Financial Consultants, Inc.	Delaware, USA
• Computer Financial Consultants, Limited	United Kingdom
• Computer Financial Consultants (Management) Limited	United Kingdom
• Dataquest Australia Pty. Ltd.	Australia
• Dataquest, Inc.	California, USA
• Decision Drivers, Inc.	Delaware, USA
• G.G. Properties, Ltd.	Bermuda
• Gartner Advisory (Singapore) PTE LTD.	Singapore
• Gartner Australasia Pty Limited	Australia
• Gartner Austria GmbH	Austria
• Gartner Belgium BVBA	Belgium
• Gartner Canada Co.	Nova Scotia, Canada
• Gartner Consulting Beijing Co., LTD.	China
• Gartner Denmark ApS	Denmark
• Gartner Deutschland, GmbH	Germany
• Gartner do Brasil S/C Ltda.	Brazil
• Gartner Enterprises, Ltd.	Delaware, USA
• Gartner Espana, S.L.	Spain
• Gartner Europe Holdings, B.V.	The Netherlands
• Gartner France S.A.R.L.	France
• Gartner Gulf FZ, LLC	United Arab Emirates
• Gartner Group Taiwan Ltd.	Taiwan
• Gartner (Thailand) Ltd.	Thailand
• Gartner Holdings Ireland	Ireland
• Gartner Holdings, LLC	Delaware, USA
• Gartner Hong Kong, Limited	Hong Kong
• Gartner India Research & Advisory Services Private Limited	India
• Gartner Investments I, LLC	Delaware, USA
• Gartner Investments II, LLC	Delaware, USA
• Gartner Ireland Limited	Ireland
• Gartner Italia, S.r.l.	Italy
• Gartner Japan Ltd.	Japan
• Gartner Mexico S. D. DE R. .L. de C.V.	Mexico
• Gartner Nederland B.V.	The Netherlands
• Gartner Norge A.S.	Norway
• Gartner Research & Advisory Malaysia	Malaysia
• Gartner Research & Advisory Korea Co., Ltd.	Korea
• Gartner Sverige AB	Sweden
• Gartner Switzerland GmbH	Switzerland
• Gartner UK Limited	United Kingdom
• The Research Board, Inc.	Delaware, USA
• Wentworth Research Limited	United Kingdom
• 1422722 Ontario, Inc.	Canada
• Meta Group, LLC	Delaware, USA
• META Group AG	Germany
• META Group CESE GmbH	Germany
• META Group Deutschland GmbH	Germany
• META Group IT Corp.	Philippines
• META Group UK Holdings Ltd.	United Kingdom
• META Group UK Ltd.	United Kingdom
• META Saudi Arabia	Saudi Arabia